UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 11, 2006
ViewCast.com, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-29020	75-2528700

(Commission File Number)	(IRS Employer Identification No.)

3701 W. Plano Pkwy., Suite 300
Plano, TX	75075

(Address of Principal Executive Offices)	(Zip Code)
(972) 488-7200

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sale of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders
Item 5.01 Changes in Control of Registrant
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Series E Convertible Redeemable Preferred Stock Certificate of Designation
Registration Rights Agreement
Exchange Agremeent
Second Amended and Restated Loan and Security Agreement
Warrant Issued to Ardinger Family Partnership, Ltd.

Item 1.01	Entry into a Material Definitive Agreement
Exchange Agreement
     On December 11, 2006, ViewCast.com, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) by and among the Company, Osprey Technologies, Inc. (“Osprey”), Videoware, Inc. (“Videoware”) and Ardinger Family Partnership, Ltd. (“Ardinger” and collectively with the Company, Osprey and Videoware, the “Parties”). Horace T. Ardinger, who until October 17, 2006 was the Chairman of the Board of the Company and is the largest beneficial owner of the Company’s common stock (the “Common Stock”) is a general partner of Ardinger. Pursuant to the Exchange Agreement, the Parties agreed that in connection with amending the Amended and Restated Loan and Security Agreement by and among the Parties, dated October 15, 2003 (the “Loan Agreement”) and converting $9,259,582 of debt, (i) the Parties would enter into the Second Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”); (ii) the Company would issue Ardinger an aggregate of 80,000 shares of Series E Convertible Redeemable Preferred Stock (the “Series E Preferred Stock”); (iii) the Company would issue Ardinger $1,259,582 worth of Common Stock of the Company with the exact number of shares of Common Stock to be issued to be determined by dividing $1,259,582 by the lesser of (a) the average closing sale price of the Common Stock on the Over-the-Counter Bulletin Board during the five (5) trading days ending on the date immediately prior to the closing or (b) the closing sale price of the Common Stock on the Over-the-Counter Bulletin Board on the last trading day prior to the closing (such exact number of shares being the “Exchange Shares”); and (iv) the Company would issue Ardinger a seven year warrant to purchase up to 2,500,000 shares of Common Stock at an exercise price equal to $0.48 per share which was equal to 110% of the average closing sale price of the Common Stock on the Over-The-Counter Bulletin Board during the five (5) trading days ending on the date immediately prior to the closing (the “Warrant”). The Exchange Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Second Amended and Restated Loan and Security Agreement
     As previously mentioned in connection with entering into the Exchange Agreement, on December 11, 2006, the Parties also entered into the Amended Loan Agreement. Under the Amended Loan Agreement, the Parties amended and restated the Loan Agreement. On December 11, 2006, $10,509,582.25 of principal was owed to Ardinger. As a result of the conversion of $9,259,582 owed under the Loan Agreement into Series E Preferred Stock, the Exchange Shares and the Warrant issued pursuant to the Exchange Agreement, the Company, Osprey, and Videoware (collectively, the “Borrower”) owe Ardinger $1,250,000.25 of remaining principal from the Loan Agreement (the “Remaining Principal”) and $3,891,360.53 of accrued and unpaid interest from the Loan Agreement (the “Unpaid Interest”). Within sixty (60) days after each December 31, beginning on December 31, 2006, the Borrower shall pay a portion of the Remaining Principal equal to fifty percent (50%) of the Excess Cash Flow (as defined below) earned from the preceding January 1 through December 31. Within three (3) business days of the Borrower receiving the net proceeds of any asset sale of at least five hundred thousand dollars ($500,000) that is not in the ordinary course of business, the Borrower shall pay a portion of the Remaining Principal equal to seventy-five percent (75%) of the net cash proceeds from such sale. The Borrower shall pay interest monthly on the unpaid Remaining Principal at a rate equal to the prime rate plus one percent (1%) with the maximum rate until December 31, 2007 being nine and a half percent (9.5%). The current interest rate on the Remaining Principal is 9.25%. The Borrower shall pay interest at the maturity date on the Unpaid Interest at a fluctuating rate equal to the U.S. Department of the Treasury’s Applicable Federal Rate. The current interest rate on the Unpaid Interest is 4.73%. The maturity date is December 31, 2009, subject to certain exceptions. On the maturity date, the Borrower shall repay all outstanding Remaining Principal and Unpaid Interest and all accrued unpaid interest thereon. Absent approval from Ardinger, the Loan Agreement prohibits the Borrower from certain actions, including, but not limited to (i) entering any lien, subject to certain exceptions; (ii) incurring indebtedness in excess of $250,000, subject to certain exceptions; (iii) granting any dividends on any equity interest of Borrower; (iv) liquidating, merging, or consolidating with or into any entity; or (v)

making capital expenditures in excess of $100,000. The Borrower ratified and confirmed existing liens previously granted to Ardinger and granted to Ardinger a first priority lien and security interest in and to all of the collateral granted under the Loan Agreement. “Excess Cash Flow” means an amount equal to (i) consolidated earnings before interest, taxes, depreciation and amortization minus (ii) consolidated capital expenditures minus (iii) debt payments minus (iv) tax payments minus (v) consolidated negative working capital minus (vi) a capital reserve for scheduled payments due and budgeted operations, and capital expenditures for the subsequent fiscal year period in excess of any consolidated positive net working capital from the end of such period, and plus (vii) distributions received by Borrower from any other wholly owned subsidiaries. The Amended Loan Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Warrant to Purchase Common Stock of the Company
     As previously mentioned in connection with entering into the Exchange Agreement, on December 11, 2006, the Company also entered into the Warrant with Ardinger. Under the Warrant, Ardinger is entitled to purchase from the Company up to Two Million Five Hundred Thousand (2,500,000) shares of Common Stock at an exercise price of $0.48 per share which is 110% of the average closing sale price of the Common Stock on the Over-The-Counter Bulletin Board during the five (5) trading days ending on the date immediately prior to the closing. This Warrant is exercisable until December 11, 2013. The Warrant is attached hereto as Exhibit 10.3 and incorporated herein by reference.
Registration Rights Agreement
     In connection with entering into the Exchange Agreement, on December 11, 2006, the Company also entered into a Registration Rights Agreement dated December 11, 2006 (the “Registration Rights Agreement”) with Ardinger. The Registration Rights Agreement provides that any time after January 1, 2008, the holders of at least the lesser of (a) 10,000,000 shares of the Registrable Securities (as defined below) or (b) Registrable Securities with a market value of $10,000,000 shall have the right to make a demand to the Company that it register for resale the number of Registrable Securities set forth in the demand. Upon receiving a demand, each other holder has the right to include in the registration any of such other holder’s Registrable Securities. The Company shall file a registration statement covering such Registrable Securities within sixty (60) days following the demand. In addition, the holders have the right to include the Registered Securities on any other registration statement filed by the Company, subject to certain exceptions.
     “Registrable Securities” means the shares of Common Stock issuable or issued upon conversion of the Preferred Shares, the shares of Common Stock issuable or issued upon exercise of the Warrant and the Exchange Shares. The Registration Rights Agreement is attached hereto as Exhibit 4.1 and incorporated herein by reference.
     The Series E Preferred Stock, the Exchange Shares and the Warrants referenced herein are not registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. This notice shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     See Item 1.01 “Entry into a Material Definitive Agreement — Second Amended and Restated Loan and Security Agreement” regarding the Company’s entry into the Amended Loan Agreement.

Item 3.02	Unregistered Sale of Equity Securities
     As noted in Item 1.01 “Entry into a Material Definitive Agreement — Exchange Agreement”, on December 11, 2006, the Company entered into the Exchange Agreement with Osprey, Videoware, and Ardinger pursuant to which the Company issued Ardinger: (i) an aggregate of 80,000 shares of Series E Preferred Stock; (ii) 2,862,687 shares of Common Stock; and (iii) a seven year warrant to purchase up to 2,500,000 shares of Common Stock at an exercise price equal to $0.48 per share. The purchase price of the 80,000 shares of Series E Preferred Stock was $100 per share for an aggregate of $8,000,000.00 which was part of the conversion price paid by Ardinger which reduced the amount owed under the Loan Agreement. Currently, the Series E Preferred Stock is convertible into Common Stock at a conversion price equal to 85% of the $0.60 per share conversion price (currently $0.51 per share). See “Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year — Series E Convertible Redeemable Preferred Stock” regarding further changes in the conversion price. The purchase price for the Exchange Shares was $1,259,582 ($0.44 per share) which was part of the conversion price paid by Ardinger which reduced the amount owed under the Loan Agreement. The Warrant was given in connection with the conversion by Ardinger of a portion of the amount owed under the Loan Agreement.
     The offer and sale of Series E Preferred Stock, the Exchange Shares and the Warrant were made pursuant to Rule 506 promulgated pursuant to the Securities Act of 1933, as amended, since Ardinger is an “accredited investor” as defined by Rule 501, promulgated pursuant to the Securities Act of 1933, as amended.

Item 3.03	Material Modification to Rights of Security Holders
     See Item 5.03 “Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year — Series E Convertible Redeemable Preferred Stock Certificate of Designations” regarding limitations on the Common Stock imposed by the Certificate of Designations of the Series E Preferred Stock.
     See Item 1.01 “Entry into a Material Definitive Agreement — Second Amended and Restated Loan Agreement” regarding the restrictions on the Company pursuant to the Amended Loan Agreement that affect the Common Stock.
     See Item 1.01 “Entry into a Material Definitive Agreement — Registration Rights Agreement.”

Item 5.01	Changes in Control of Registrant
     As noted in Item 1.01 “Entry into a Material Definitive Agreement — Exchange Agreement” and Item 3.02 “Unregistered Sale of Equity Securities,” on December 11, 2006, the Company issued to Ardinger (i) an aggregate of 80,000 shares of Series E Preferred Stock, (ii) 2,862,687 shares of Common Stock and (iii) a seven year warrant to purchase up to 2,500,000 shares of Common Stock at an exercise price equal to $0.48 per share. Until October 17, 2006, Horace T. Ardinger, a general partner of Ardinger, was the Chairman of the Board of the Company. Prior to December 11, 2006, Horace T. Ardinger was the largest shareholder and beneficial owner of the Company, beneficially owning approximately 24.7 % of the Company’s outstanding Common Stock. As a result of the issuance of the Series E Preferred Stock, the Common Stock and the Warrant, Horace T. Ardinger currently beneficially owns approximately 56.81 % of the Company’s outstanding Common Stock
     Ardinger acquired the Series E Preferred Stock, the Common Stock and the Warrant in connection with converting $9,259,582 owed under the Loan Agreement.
     In connection with Horace T. Ardinger’s increased beneficial ownership, there have been no changes in the officers and directors of the Company. The Company is not aware of any arrangements with respect to the election of directors or other matters. There are no present arrangements known to the Company and its management which may result in any further changes in control of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Certificate of Designations
     On December 11, 2006, the Company filed a Certificate of Designations of the Series E Convertible Redeemable Preferred Stock (the “Certificate of Designations”) with the Secretary of State of Delaware and authorized eighty thousand (80,000) shares of Series E Convertible Redeemable Preferred Stock. All capitalized terms, unless otherwise defined herein, have the meanings set forth in the Certificate of Designations attached hereto as Exhibit 3.1. This Item 5.03 is qualified in its entirety by reference to the Certificate of Designations which is furnished as Exhibit 3.1 hereto and incorporated herein by reference.
Rank. The Series E Preferred Stock shall rank (i) senior to all classes of Common Stock and to any class of preferred stock established hereafter by the Board of Directors of the Company, the terms of which expressly provide that it ranks junior to the Series E Preferred Stock as to rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of Common Stock, as “Junior Stock”), (ii) on parity with the Series B Preferred Stock and Series C Preferred Stock as to rights on liquidation, winding up and dissolution, and (iii) subject to certain conditions, on a parity with each other class of preferred stock established hereafter by the Board of Directors of the Company and subject to approval by the majority of the holders of the Series E Preferred Stock, the terms of which expressly provide that such class or series shall rank on a parity with the Series E Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, with the Series B Preferred Stock and Series C Preferred Stock, referred to as “Parity Stock”).
Preference on Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series E Preferred Stock shall be entitled to be paid, out of the assets of the Company available for distribution to stockholders, the Liquidation Preference (as defined below) before any distribution is made on any Junior Stock, including, without limitation, any Common Stock. “Liquidation Preference” means $100 per share of Series E Preferred Stock (the “Stated Value”) multiplied by (i) 101% if the date in question occurs on or before December 11, 2007; (ii) 102% if the date in question occurs after December 11, 2007 and on or before December 11, 2008; (iii) 104% if the date in question occurs after December 11, 2008 and on or before December 11, 2009; (iv) 105% if the date in question occurs after December 11, 2009 and on or before December 11, 2010; and (v) 107% if the date in question occurs after December 11, 2010.
Redemption Rights. At any time the Company shall have the right to redeem at the Liquidation Preference per share, in whole or in part, shares of Series E Preferred Stock, to the extent permitted by applicable law and so long as the Company shall have sufficient cash available on the optional redemption date to effect such optional redemption.
Voting Rights. Each holder of Series E Preferred Stock shall be entitled to full voting rights and powers equal to the voting rights and powers of the holders of the Common Stock. For each share of Series E Preferred Stock held, the holder thereof shall be entitled to the number of votes into which such share of Series E Preferred Stock could then be converted into Common Stock. Each holder of Series E Preferred Stock shall be entitled to vote, together with holders of the Common Stock, with respect to any question upon which holders of the Common Stock have the right to vote.
Conversion Rights. Each holder of shares of Series E Preferred Stock shall have the right, subject to any applicable laws and regulations, at any time at the holder’s option to convert any shares of Series E Preferred Stock based on the Stated Value into shares of Common Stock at the Conversion Price. The

“Conversion Price” shall be the lesser of (i) $0.60 per share of Common Stock (the “Base Conversion Price”); (ii) 85% of the Base Conversion Price if the notice of conversion is submitted on or prior to December 11, 2008; (iii) 100% of the Base Conversion Price if the notice of conversion is submitted after December 11, 2008 and on or prior to December 11, 2009; or (iv) any time after December 11, 2009, the average closing sale price for the Common Stock on the trading market during the 20 trading days ending on the last trading day prior to the notice of conversion being submitted.
Restriction on Distributions. If and so long as at least 10,000 shares of Series E Preferred Stock remain outstanding, the Company shall not declare or pay any dividend or make any distributions on, or, directly or indirectly, purchase, redeem or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of, Junior Stock or warrants, rights or options exercisable for or convertible into any Junior Stock.
Optional Conversion by the Company. If the closing sale price for the Common Stock on the trading market during any 20 consecutive trading day period is at least 150% of the then applicable Conversion Price (the “Conversion Trigger”), the Company shall have the right once in any twelve-month period to issue a notice of conversion to the holders of the Series E Preferred Stock within 40 trading days after the first occurrence of the Conversion Trigger during the twelve-month period requiring each holder to convert a specified number of shares of Series E Preferred Stock up to a maximum of each holder’s pro rata share of up to 20,000 shares of Series E Preferred Stock; provided, however, if during a twelve-month period the Company has the right to cause such a conversion and does not, then, if during the next twelve-month period the Company has the right to cause such conversion, it shall have the right to cause the conversion of up to a holder’s pro rata portion of up to 40,000 shares of Series E Preferred Stock; provided further, however, the Company shall never be entitled to cause the conversion of more than a holder’s pro rata portion of 40,000 shares of Series E Preferred Stock.
Right of First Refusal. If on or before December 31, 2009, individually, or collectively Ardinger, one or more affiliates of Horace T. Ardinger and/or family members of Horace T. Ardinger (individually and collectively, an “Ardinger Holder”) (i) receives a written offer from a non-Ardinger Holder (the “Proposed Transferee”) to acquire at least the Minimum Amount of Series E Preferred Stock (as defined below), (ii) the written offer sets forth the price to be paid for such Series E Preferred Stock and the number of shares of Series E Preferred Stock subject to the written offer and (iii) the Ardinger Holder desires to sell said number of shares of Series E Preferred Stock to the Proposed Transferee pursuant to such terms, the Ardinger Holder shall notify the Company in writing of the proposed disposition. The Company and its designees (which number of designees shall not exceed two) shall have the right to acquire all of the offered shares by communicating in writing to the Ardinger Holder, its or their election to acquire a specified number of the offered shares (the aggregate amount of which must be all the offered shares) within twenty (20) days of the date the transfer notice was received by the Company.
     The “Minimum Amount of Series E Preferred Stock” means the greater of (i) 40,000 shares of Series E Preferred Stock or (ii) the number of shares of Series E Preferred Stock convertible into at least ten percent (10%) of the Company’s Common Stock, on a fully diluted basis.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

3.1	Series E Convertible Redeemable Preferred Stock Certificate of Designation dated December 11, 2006.
4.1	Registration Rights Agreement by and between ViewCast.com. Inc. and Ardinger Family Partnership, Ltd., dated December 11, 2006.
10.1	Exchange Agreement by and among ViewCast.com, Inc., Osprey Technologies, Inc., Videoware, Inc. and Ardinger Family Partnership, Ltd., dated December 11, 2006.
10.2	Second Amended and Restated Loan and Security Agreement by and among ViewCast.com, Inc., Osprey Technologies, Inc., Videoware, Inc. and Ardinger Family Partnership, Ltd., dated December 11, 2006.
10.3	Warrant issued to Ardinger Family Partnership, Ltd., dated December 11, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWCAST.COM, INC.

Date: December 15, 2006	By:	/s/ Laurie L. Latham

Laurie L. Latham, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Series E Convertible Redeemable Preferred Stock Certificate of Designation dated December 11, 2006.

4.1	Registration Rights Agreement by and between ViewCast.com. Inc. and Ardinger Family Partnership, Ltd., dated December 11, 2006.

10.1	Exchange Agreement by and among ViewCast.com, Inc., Osprey Technologies, Inc., Videoware, Inc. and Ardinger Family Partnership, Ltd., dated December 11, 2006.

10.2	Second Amended and Restated Loan and Security Agreement by and among ViewCast.com, Inc., Osprey Technologies, Inc., Videoware, Inc. and Ardinger Family Partnership, Ltd., dated December 11, 2006.

10.3	Warrant issued to Ardinger Family Partnership, Ltd., dated December 11, 2006.